EXHIBIT 21
                        SUBSIDIARIES OF BANTA CORPORATION

                                        OWNERSHIP BY
                                      BANTA CORPORATION    STATE OR JURISDICTION
                                       OR ONE OF IT'S         OF INCORPORATION
LIST OF SUBSIDIARIES                    SUBSIDIARIES           OR ORGANIZATION
--------------------                   ------------------      ---------------
Banta Direct Marketing, Inc.                100%                  Minnesota
Banta Europe Corp.                          100%                   Ireland
Banta Healthcare Limited, Inc.              100%                  Wisconsin
Banta Security Printing, Inc.               100%                  Wisconsin
Banta Global Turnkey B.V.                   100%               The Netherlands
Banta Global Turnkey France                 100%                   France
Banta Global Turnkey Limited                100%                   Ireland
Banta Global Turnkey Limited                100%                  Scotland
Banta Packaging & Fulfillment, Inc.         100%                  Wisconsin
Banta Software Services
 International, Inc.                        100%                  Minnesota
Banta Specialty Converting, Inc.            100%                  Wisconsin
Danbury Printing & Litho, Inc.              100%                  Minnesota
KnowledgeSet Corporation                    100%                 California
Banta Integrated Media -
 Cambridge, Inc                             100%                Massachusetts
One Pass Network, Inc.                      100%                 California
United Graphics Inc.                        100%                 Washington
Wrapper, Inc.                               100%                  Wisconsin
Banta Publications-Greenfield, Inc.         100%                    Ohio
Cidex International, Inc.                   100%                  Wisconsin
Banta Direct Marketing-Berkeley, Inc.       100%                  Minnesota
Omnia I, Inc.                               100%                  Delaware
Meadows Information Systems, Inc.           100%                  Wisconsin
Greenfield Holdings Corp.                   100%                  Delaware
Banta Cayman Islands Corp.                  100%               Cayman Islands
Type Designs, Inc.                          100%`                  Georgia
Ad Run Around, Inc.                         100%                   Georgia
Banta Ireland Corp.                         100%                  Wisconsin
Turnkey Services Holding Corp.              100%                  Wisconsin
Banta Holding Corp.                         100%                  Wisconsin
Banta Hong Kong,Ltd.                        100%                  Hong Kong
Banta Integrated Media -
 Needham, Inc.                              100%                  Wisconsin
Banta Global Turnkey (Singapore)
 Pte. Ltd.                                  100%                  Singapore
Banta Canada Ltd.                           100%                   Canada